SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

QUALSTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Steven N. Bronson

David J. Wolenski

Sean M. Leder

Dale E Wallis

Alan Howe

Copy to:

James A. Prestiano, Esq.

The Law Offices of James A. Prestiano, P.C.

631 Commack Road, Suite 2A

Commack, NY 11725

(631) 499-6000

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 3, 2014

Dear Shareholder:

Shareholders of record as of Wednesday, June 4, 2014 are cordially invited to attend the 2014 Annual Meeting of Shareholders of Qualstar Corporation, a California corporation (“Qualstar,” the “Company,” or “we”), to be held on Friday, June 27, 2014, at the corporate offices of Qualstar, located at 3990-B Heritage Oak Court, Simi Valley, California 93063, beginning at 10:00 a.m. Pacific Time (including any adjournment, postponement, continuation or rescheduling thereof, the “2014 Annual Meeting”). At this meeting you will be asked to vote on each of the two (2) proposals set forth in the attached Notice of 2014 Annual Meeting and Proxy Statement, which contains detailed information about each proposal and other matters related to the 2014 Annual Meeting.

We believe that the five (5) nominees proposed by your Board, with their breadth of relevant and diverse experience, represents the best interests of our shareholders and should be elected. Accordingly, your Board of Directors recommends that you vote FOR the following five (5) nominees: Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych, using the enclosed WHITE proxy card. Your VOTE is important to the future of Qualstar. We appreciate your support and look forward to seeing you at the 2014 Annual Meeting. Whether or not you plan to attend the 2014 Annual Meeting, please vote your shares using the Internet, the phone, or by mail by returning the WHITE proxy card enclosed.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor AST Phoenix Advisors, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, (877) 283-0320.

It is important that your shares be represented.  Therefore, even if you presently plan to attend the 2014 Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided.  If you do attend the 2014 Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

I look forward to seeing you at the 2014 Annual Meeting.

Sincerely,

/s/ Steven N. Bronson

Steven N. Bronson

Chief Executive Officer and President

QUALSTAR CORPORATION

3990-B Heritage Oak Court

Simi Valley, California 93063

NOTICE OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS

To be held on Friday, June 27, 2014 at 10:00 A.M. (PDT)

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (including any adjournment, postponement, continuation or rescheduling thereof, the “2014 Annual Meeting”) of Qualstar Corporation (“Qualstar,” the “Company,” or “we”) will be held at the corporate offices of Qualstar, located at 3990-B Heritage Oak Court, Simi Valley, California 93063, on Friday, June 27, 2014, at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect five directors to serve one-year terms expiring at the 2015 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified;

2.	To approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2014; and

3.	To transact any other business as may properly come before the 2014 Annual Meeting and any adjournment thereof.

More information on all of these matters is included in the accompanying Proxy Statement. Shareholders of record at the close of business on Wednesday, June 4, 2014, are entitled to notice of, and to vote at, the 2014 Annual Meeting and any adjournment or postponement thereof.  All shareholders are cordially invited to attend the 2014 Annual Meeting in person.

Your Board of Directors recommends that you vote FOR the Board’s five (5) nominees: Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych.

By Order of the Board of Directors

/s/ Steven N. Bronson

Steven N. Bronson, Chairman

Simi Valley, California

June 3, 2014

YOUR VOTE IS IMPORTANT.  THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2014 ANNUAL MEETING YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED.  NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE regarding the availability of proxy materials for the 2014 Annual Meeting of Shareholders to be held on June 27, 2014:  This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are available on Qualstar’s website at www.qualstar.com.

QUALSTAR CORPORATION

3990-B Heritage Oak Court

Simi Valley, California 93063

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

To be held on June 27, 2014 at 10:00 A.M. (PDT)

This Proxy Statement is being furnished to all shareholders of record as of Wednesday, June 4, 2014 by the Board of Directors (the “Board”) of Qualstar Corporation, a California corporation (“Qualstar,” the “Company,” or “we”), in connection with the solicitation of proxies for the 2014 Annual Meeting of Shareholders (including any adjournment, postponement, continuation or rescheduling thereof, the “2014 Annual Meeting”) to be held on Friday, June 27, 2014 at the corporate offices of Qualstar, located at 3990-B Heritage Oak Court, Simi Valley, California 93063, at 10:00 a.m. Pacific Time. This Proxy Statement contains important information about the business matters that will be voted on at the 2014 Annual Meeting.

GENERAL INFORMATION

Why am I receiving these materials?

We sent you this Proxy Statement because your Board is soliciting your proxy to vote at the 2014 Annual Meeting. This Proxy Statement summarizes the information you need to vote at the 2014 Annual Meeting. You do not need to attend the 2014 Annual Meeting to vote your shares of Qualstar’s common stock, no par value (the “Common Shares”). This Proxy Statement, the accompanying WHITE proxy card and our annual report on Form 10-K for the fiscal year ended June 30, 2013 are being made available to shareholders beginning on or about June 6, 2014. Please read this Proxy Statement, as it contains important information you need to know to vote at the 2014 Annual Meeting.

What proposals will be voted on at the 2014 Annual Meeting?

At the 2014 Annual Meeting, you will be asked to consider and vote upon the following matters:

●	Election of five directors to each serve until the 2015 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified (Proposal 1);

●	Approval of the appointment of SingerLewak LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014 (Proposal 2); and

●	Any other matters, if any, as may properly be brought before the 2014 Annual Meeting and any postponement or adjournment of the 2014 Annual Meeting.

 When and where will the 2014 Annual Meeting be held?

The 2014 Annual Meeting will be held on Friday, June 27, 2014, at 10:00 a.m. Pacific Time, at the corporate offices of Qualstar, located at 3990-B Heritage Oak Court, Simi Valley, California 93063.

Who is entitled to vote at the 2014 Annual Meeting?

Your Board of Directors has fixed the close of business on Wednesday, June 4, 2014 as the record date for determining those shareholders entitled to notice of, and to vote on, all matters that may properly come before the 2014 Annual Meeting. As of the record date, Qualstar had 12,253,117 outstanding shares of common stock entitled to notice of, and to vote at, the 2014 Annual Meeting. No other securities are entitled to vote at the 2014 Annual Meeting.  Only shareholders of record on the record date are entitled to notice of and to vote at the 2014 Annual Meeting and at any adjournment thereof.

What are the voting rights of shareholders?

Each shareholder of record is entitled to one vote for each share held as of the record date on all matters to come before the 2014 Annual Meeting and at any adjournment thereof. Under our Articles of Incorporation, shareholders do not have cumulative voting rights in the election of directors.

How many votes must be present to hold the 2014 Annual Meeting?

To conduct business at the 2014 Annual Meeting, a quorum must be present. The presence in person or by proxy of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting shall constitute a quorum. We count proxies marked “withhold authority” as to any director nominee or “abstain” as to a particular proposal for purposes of determining the presence or absence of a quorum at the 2014 Annual Meeting for the transaction of business.

How do I vote my shares?

In addition to voting in person at the 2014 Annual Meeting or any postponement or adjournment thereof, you may vote by mail, Internet or telephone.

Voting by Internet or Telephone.  If you are a registered shareholder (that is, if your stock is registered in your name), you may also vote by Internet or telephone by following the instructions included with your WHITE proxy card.  You are encouraged to vote electronically by Internet or telephone.  The procedures for each of these voting methods is set forth below.

Vote by Internet.  Use the Internet to vote your proxy 24 hours a day, 7 days a week.  Have your WHITE proxy card in hand when you log on.  You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given to obtain your records and create a voting instructions form.

Vote by Telephone.  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your WHITE proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your WHITE proxy card and then follow the directions given.

If you vote by Internet or telephone, you do not need to return your WHITE proxy card.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), please check your proxy card or contact your broker, bank or other nominee to determine whether you will be able to vote by Internet or telephone.

If you need assistance in revoking your proxy or changing your vote, please call Qualstar’s proxy solicitor AST Phoenix Advisors, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, (877) 283-0320.

Voting by Mail. To vote by mail, please sign, date and return to Qualstar as soon as possible the enclosed WHITE proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described above, you need not also mail a proxy to Qualstar.

Voting at the 2014 Annual Meeting. You may vote by ballot in person at the 2014 Annual Meeting.  If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a power of attorney or other proxy authority from that organization and bring it to the 2014 Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. Even if you plan to attend the 2014 Annual Meeting, you are encouraged to submit a WHITE proxy card or vote by Internet or telephone to ensure that your vote is received and counted. If you vote in person at the 2014 Annual Meeting, you will revoke any prior proxy you may have submitted.

How does the Board of Directors recommend that I vote?

Your Board of Directors recommends that you vote as follows:

☐	“FOR” each of the following five (5) nominees to the Board: Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych (Proposal 1);

☐	“FOR” approval of the appointment of SingerLewak LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014 (Proposal 2).

What vote is required?

Directors are elected by a plurality of the votes cast for election of directors and only five directors may be elected at the 2014 Annual Meeting. The directors elected will be the five (5) nominees who receive the highest number of “ FOR ” votes cast at the 2014 Annual Meeting by shareholders present, in person, or by proxy, and entitled to vote. If a shareholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. WHITE Proxies signed and returned unmarked will be voted FOR the Board’s five (5) nominees (Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych). Please note that brokers may not vote on the election of directors in the absence of specific client instruction. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the election. If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

For Proposal 2 (appointment of SingerLewak LLP), approval will require both: (i) the affirmative vote of a majority of the shares present in person or represented by proxy and voting on the proposal, and (ii) the affirmative vote of a majority of the quorum. For purposes of Proposals 2, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

If I give a proxy, how will my shares be voted?

WHITE proxy cards received by us before the 2014 Annual Meeting that are properly executed and dated will be voted at the 2014 Annual Meeting in accordance with the instructions indicated on the proxy.

If you properly execute and date your WHITE proxy card but do not include voting instructions, your WHITE proxy card will be voted FOR the election of each of the following five (5) director nominees: Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych,   and FOR Proposal 2, and in accordance with the best judgment of the named proxies on any other matters that may come before the meeting. Unsigned proxies will not be voted.

If you vote using the website or the telephone number noted on the WHITE proxy card, you do not need to return ANY proxy card.

If the 2014 Annual Meeting is postponed or adjourned, a shareholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A shareholder still will be able to revoke the shareholder’s proxy until it is voted.

What if other matters are voted on at the 2014 Annual Meeting?

With respect to any other matter that properly comes before the 2014 Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of Qualstar. For example, if you do not give instructions on your WHITE proxy card or by Internet or telephone, and a nominee for Director listed on the WHITE proxy card withdraws before the election (which is not now anticipated), your shares will be voted by the proxy holders for any substitute nominee as may be nominated by the Board of Directors. The holders of the proxy shall be Steven N. Bronson and James A. Prestiano.

On the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board did not know of any other matter to be brought before the 2014 Annual Meeting.

How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed WHITE proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that WHITE proxy card will not be voted at the 2013 Annual Meeting for the proposals so marked.

Will my shares be voted if I do not provide instructions to my broker or nominee?

When a matter to be voted on at a shareholders meeting is the subject of a contested solicitation, under NASDAQ rules, brokers no longer have discretion to vote shares that they hold in their name on behalf of a third party. Therefore, if you hold your shares in the name of your broker (sometimes called “street name” or “nominee name”) and you do not provide your broker with specific instructions regarding how to vote on any proposal to be voted on at the 2014 Annual Meeting, your broker will not be permitted to vote your shares on that proposal. This is called a “broker non-vote.” For example, if you provide your broker instructions on Proposal No. 1 but not on Proposal No. 2, the broker will vote on Proposal No. 1 as you direct but will not vote your shares on Proposal No. 2

Please remember to give your broker specific instructions when returning your WHITE proxy card. If you previously returned a proxy card without specific instructions regarding how your shares are to be voted, please complete and return the enclosed WHITE proxy card to your broker with specific voting instructions.

Can I revoke my proxy or change my vote?

An executed proxy may be revoked at any time before its exercise by delivering to the Corporate Secretary of Qualstar a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the 2014 Annual Meeting, any notice of revocation or subsequent proxy must be delivered to our Corporate Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063, the principal executive office of Qualstar.  On the date of the 2014 Annual Meeting, such notice or subsequent proxy should be delivered in person at the 2014 Annual Meeting prior to the time of the vote.  Accordingly, the execution of the enclosed proxy will not affect a shareholder’s right to vote in person should such shareholder find it convenient to attend the 2014 Annual Meeting and desire to vote in person, so long as the shareholder has revoked his or her proxy prior to its exercise in accordance with these instructions. If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

What does it mean if I receive more than one WHITE proxy card?

If you hold your shares in more than one account, you will receive a WHITE proxy card for each account.  To ensure that all of your shares are voted, please vote using each WHITE proxy card you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote by telephone or Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board, without additional compensation, by Qualstar’s directors, officers and regular employees. Such persons are listed in Appendix I to this Proxy Statement. Additionally, the Board has retained AST Phoenix Advisors, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, (877) 283-0320, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors, officers or other regular employees (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.

Who will bear the cost of the solicitation of proxies?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to shareholders, will be borne by Qualstar. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward this solicitation material, together with our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

What is Qualstar’s Internet address?

Qualstar’s Internet address is http://www.Qualstar.com. You can access this Proxy Statement and Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 at this Internet address. Qualstar’s filings with the Securities and Exchange Commission (the “SEC”) are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Who can answer my questions?

The Companies proxy solicitor AST Phoenix Advisors is available to answer any questions concerning this Proxy Statement, toll free at (877) 283-0320.

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are also available on our website at http://www.Qualstar.com .

Your vote at this year’s meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with Qualstar’s bylaws, the number of directors constituting the Board is fixed as of the commencement of voting at the 2014 Annual Meeting at five.  All five directors are to be elected at the 2014 Annual Meeting and will hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and have been qualified.

The following five individuals - Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych - have been designated by the Board as the nominees for election as directors. Messrs. Bronson, Wolenski, Leder and Wallis currently serve as directors of Qualstar and were all elected to the Board at the 2013 Annual Meeting of Shareholders. Each of these nominees was recommended to the Board by the Nominating and Governance Committee and was approved by the Board. The recommendation of the Board is based on its carefully considered judgment that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board. We believe that these five nominees, with their breadth of relevant and diverse experience, represent the best interests of our shareholders and that the five nominees recommended by the Board should be elected.

The nominees of the Board have consented to serving as nominees for election to the Board, to being named in this Proxy Statement and to serving as members of the Board if elected by Qualstar’s shareholders. As of the date of this Proxy Statement, Qualstar has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

The accompanying WHITE proxy card will not be voted for more than five candidates or for anyone other than the Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis and Nick Yarymovych to the Board, unless, by marking the appropriate space on the WHITE proxy card, the shareholder instructs that he, she or it withholds authority from the proxy holder to vote.

The following table provides information regarding Qualstar’s nominees, their ages, the year in which each first became a director of Qualstar, their principal occupations or employment during the past five years, directorships held with other public companies at any time during the past five years, and other biographical data.  Included in the biography of each nominee is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director of Qualstar.

Name and Age	Business Experience During Last Five Years and Other Directorships

Steven N. Bronson (48)

Steven N. Bronson was appointed CEO on July 3, 2013. He and his investment company, BKF Capital Group Inc. (BKF) own 23.4% of Qualstar stock. Mr. Bronson has been Chairman and Chief Executive Officer of BKF since October 2008. In July 2010 he became Chairman and Chief Executive Officer of Interlink Electronics, Inc., a global leader in the design of patented Force-Sensing Resistor™ (FSR™) technology and a pioneer in printed electronics. Since 1996, Mr. Bronson has served as the Chairman and Chief Executive Officer of Bronson & Co., LLC, an investment banking firm that advises private and public, emerging growth and middle market companies. In addition, Mr. Bronson served as Chairman and Chief Executive Officer of Mikron Infrared Instruments, Inc., from August 1998 to May 1999, which he successfully restructured and which was later sold.

David J. Wolenski (52)

David J. Wolenski is Vice President of Electro-Mechanical Products, Inc. ("EMP"), a privately-held company engaged in the manufacture of precision-machined components and thermal management systems for the Semiconductor, Laser, and Medical Device industries.  He has been a director on EMP's board since August 2000, and has served as an officer of the Company since November 2002.  From 1996 to 2000, Mr. Wolenski was Chief Executive Officer of OZO Automation, Inc. (OTCBB:OZOA), a publicly-traded company that produced robotic workstations for the electronics industry.  As Chief Executive Officer he also managed the sale of OZO's assets to JOT Automation of Olunsalo, Finland, and served as President of their Depaneling subsidiary from 2000 to 2001.  From 1983 to 1996, Mr. Wolenski held various positions with Johns Manville Corporation, a worldwide leader in fiberglass insulations and engineered products, which included managerial assignments in manufacturing, business development, and quality assurance.  His past board affiliations have included OZO Automation, Inc. where he was a director from 1996-1999, and Bio-Medical Automation, Inc., where he was a director from 1999-2000.  Mr. Wolenski holds a BS degree in Mechanical Engineering from the University of Colorado at Boulder (1983), and an MBA from the University of Colorado at Denver (1990).

Sean Leder (43)

Sean Leder is currently serving as Chief Executive Officer of Leder Holdings, LLC, Chief Executive Officer of The Leder Group and President of Leder Realty & Management, Inc. He has held the posts of CEO of The Leder Group and President of Leder Realty & Management for the past nineteen years. Mr. Leder started his career on Wall Street where, at Chase Manhattan Bank, he worked in mergers and acquisitions. Later, as a Merrill Lynch investment banker, he worked on the real estate investment banking team, raising money for and advising real estate investment trusts. Mr. Leder received his B.A. in Political Science from Brandeis University in 1993.

Dale E. Wallis (64)

Dale E. Wallis has over 40 years of business and entrepreneurial experience. In the last 15 years, Mr. Wallis has been Vice President, Chief Financial Officer and Treasurer of The Aerospace Corporation, a $900 million revenue defense contractor that manages much of the US Government’s satellite communications programs.  Prior to Aerospace, Mr. Wallis was Chief Financial Officer for a privately held company and in senior financial management for an international publicly held company.  Earlier in his career Mr. Wallis was a Senior Manager with Ernst & Young and an auditor with KPMG.   Mr. Wallis currently is on the board for Financial Executives International, a professional organization of over 12,000 CFOs in the US, Canada, Japan and the UK.  Mr. Wallis has recently served as an adjunct professor of accounting at major universities.

Nick Yarymovych (49)

Nick Yarymovych is currently serving as the SVP, Global Consulting and Operations with NTT Centerstance and brings deep expertise in helping companies build cloud solutions and optimize their customer relationships. Throughout his professional consulting career, he has launched new business units and led and supported numerous business turnarounds, process reengineering, and systems integration projects.

In 2001 Mr. Yarymovych founded Ventus Solutions, one of the first Salesforce.com Premier Partner consulting firms. Since its beginning, Ventus had successfully deployed several hundred implementations and helped pioneer high impact approaches to implementing cloud based solutions. As President and CEO, he grew the business organically and profitably while establishing an expert team that was consistently rated highest in Salesforce.com customer satisfaction, tied with NTT Centerstance. In 2011, Ventus merged with NTT Centerstance. Previously, Mr. Yarymovych served as Vice President of e-Business Solutions with QuickStart Technologies where he led the company's e-business consulting services division. While at QuickStart, he launched the Customer Relationship Management (CRM) practice, which was named by IDC as one of the top emerging CRM integrators of 1999. Prior to QuickStart, Mr. Yarymovych served as a Client Partner with Cambridge Technology Partners in their Strategy and Management Consulting Group. While at Cambridge, Nick established an expertise in solving large customer-facing problems and driving operational turnarounds in various industries using structured business process reengineering (BPR) methodologies.

Mr. Yarymovych earned his M.B.A. from Pepperdine University and his B.S. in Aerospace Engineering from the University of Southern California.

Our Board of Directors recommends a vote FOR the election of each of the Board’s nominees (Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis, and Nick Yarymovych) in accordance with the instructions on the enclosed WHITE proxy card or, if you do not receive a proxy card, the voting instruction form provided by your bank or broker.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL FIVE OF THE BOARD’S DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that all of our directors satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market, Inc. (“NASDAQ”). Each director serving on the Audit Committee of our Board also meets the more stringent independence requirements established by Securities and Exchange Commission rules applicable to audit committees. Our Board has determined that no director has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. There are no family relationships among any of the directors or executive officers of the Company.

Board of Directors and Committee Meetings

During the fiscal year ended June 30, 2013, our Board of Directors met 19 times and the committees of our Board held a total of 17 meetings.  Each incumbent director attended at least 100% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which he served during fiscal 2013.

The independent directors meet in executive session on a regular basis without any management directors or employees present.

In accordance with our Corporate Governance Guidelines, which our previous Board adopted on April 26, 2013, directors are expected to attend annual meetings of shareholders.  A copy of our Corporate Governance Guidelines is available in the investors section of the Company’s website at www.Qualstar.com.

Committees of the Board

Our Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Audit Committee

The Audit Committee is comprised solely of non-employee directors who satisfy current NASDAQ standards with respect to independence, financial expertise and experience. During the fiscal year ended June 30, 2013, the members of the Audit Committee were: Carl W. Gromada, Stanley W. Corker and Robert A. Meyer, with Mr. Gromada serving as the Chairman. On February 11, 2013, Allen H. Alley replaced Mr. Corker on the Audit Committee. At that time the Board of Directors determined that Mr. Gromada and Mr. Meyer met the Securities and Exchange Commission definition of “audit committee financial expert.”

The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of Qualstar, and appointment and oversight of the independent public accountants engaged to audit Qualstar’s financial statements.  A copy of our Audit Committee Charter is available in the investors section of Qualstar’s website at www.Qualstar.com.

The Audit Committee held 9 meetings during fiscal 2013.  To ensure independence, the Audit Committee also meets separately with our independent public accountants apart from meeting with members of management.

The Company held its 2013 Annual Meeting of Shareholders on June 28, 2013, the last business day of fiscal year 2013. At the Annual Meeting the shareholders of the Company elected a new Board of Directors that took office on the afternoon of June 28, 2013. At its initial meeting, on June 28, 2013, the new Board of Directors appointed the current members of the Audit Committee, which are Dale E. Wallis, David J. Wolenski and Alan B. Howe, with Mr. Wallis serving as Chairman. Our Board of Directors has determined that Mr. Wallis and Mr. Wolenski meet the Securities and Exchange Commission’s definition of “audit committee financial expert.”

The Compensation Committee

The Compensation Committee is comprised solely of non-employee directors who satisfy current NASDAQ standards with respect to independence. During the fiscal year ended June 30, 2013, the members of the Compensation Committee were: Stanley W. Corker, Carl W. Gromada and Robert A. Meyer, with Mr. Corker serving as the Chairman. On February 11, 2013, Daniel C. Molhoek replaced Mr. Gromada on the Compensation Committee.

The Compensation Committee reviews and recommends the salaries and bonuses of our executive officers, establishes compensation and incentive plans for our executive officers, and determines other fringe benefits.  The Compensation Committee also evaluates the Company’s compensation plans and practices in order to determine that they do not create excessive or unnecessary risks for the Company.  The Compensation Committee held 7 meetings during fiscal 2013.

The Compensation Committee meets with Qualstar’s Chief Executive Officer and other senior executives in order to obtain recommendations with respect to Qualstar’s compensation programs and practices for executives and other employees. Management discusses with the Compensation Committee the practices that have been put in place to identify and mitigate, as necessary, potential risks.  The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation.  The Compensation Committee annually reviews and recommends for approval to the full Board all elements of compensation of Qualstar’s Chief Executive Officer, and reviews, counsels, and makes recommendations regarding the compensation elements of other senior executives. The Compensation Committee also approves equity awards to all employees of Qualstar.  A copy of our Compensation Committee Charter is available in the investors section of the Company’s website at www.Qualstar.com.

The Company held its Annual Meeting of Shareholders on June 28, 2013, the last business day of fiscal year 2013. At the Annual Meeting the shareholders of the Company elected a new Board of Directors that took office on the afternoon of June 28, 2013. At its initial meeting, the new Board of Directors appointed the current members of the Compensation Committee, which are David J. Wolenski and Sean M. Leder, with Mr. Wolenski serving as Chairman. Accordingly, the current Compensation Committee had no input or oversight of the Company’s compensation of executive officers during fiscal year 2013.

The Nominating and Governance Committee

The Nominating and Governance Committee is comprised solely of independent directors and during fiscal 2013 was comprised of Messrs. Corker, Gromada, Meyer and Rich, with Mr. Meyer serving as Chairman.  The Nominating Committee held 6 meetings during fiscal 2013.

The role of the Nominating and Governance Committee, as set forth in its charter, is to develop and recommend to the Board corporate governance guidelines applicable to Qualstar, assist the Board by identifying, evaluating and recommending candidates for election to the Board, and recommending Board members to serve on each committee of the Board.  A copy of our Nominating and Governance Committee Charter is available in the investors section of Qualstar’s website at www.Qualstar.com.

The guidelines and procedures for identifying and evaluating nominees for election to the Board are set forth in the charter of the Nominating and Governance Committee.  In general, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of Qualstar and our shareholders, and must be willing and able to devote the necessary time for Board service.  To comply with regulatory requirements, a majority of Board members must qualify as independent directors under NASDAQ rules, and at least one Board member must qualify as an “audit committee financial expert” under rules promulgated by the SEC.  In order to qualify for nomination or renomination for election to the Board, a candidate must also comply with all applicable provisions of Qualstar’s bylaws as amended and restated.

The Nominating and Governance Committee considers potential candidates recommended by current directors, company officers, employees and others, and will consider candidates recommended by shareholders for consideration as director nominees.  Our charter makes no distinction between whether a director nominee is recommended by a shareholder or by management.  Although we have not received any recommendations for director nominees from shareholders, we expect that the Committee would apply the same process and criteria in evaluating a shareholder recommendation as it would for a management recommendation.  A shareholder wishing to recommend a candidate for nomination to the Board should send a letter to our Corporate Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063.  The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.”  The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications.  At a minimum, candidates recommended for election to the Board must meet the independence standards established by NASDAQ and the criteria set forth above.

The Company held its Annual Meeting of Shareholders on June 28, 2013, the last business day of fiscal year 2013. At the Annual Meeting the shareholders of the Company elected a new Board of Directors that took office on the afternoon of June 28, 2013. At its initial meeting, the new Board of Directors dissolved the Nominating and Governance Committee. On February 18, 2014, the new Board of Directors authorized and approved the formation of the Nominating and Governance committee and the new Board of Directors appointed the current members of the Nominating and Governance Committee, which are Messrs. Wolenski and Leder.

Board Leadership Structure and the Role of the Board in the Oversight of Risk Management

Our Board is involved in overseeing the management of risks that face our company.  Historically, potential risks have been considered by the full Board as they became apparent, such as in connection with potential acquisitions, as new business opportunities are evaluated, or with day-to-day operational issues.  Our Audit Committee focuses on risks related to financial information systems and financial reporting, regularly reports to the full Board regarding its activities and any specific risks that merit attention by the full Board.  Our Compensation Committee has oversight responsibility regarding risks related to the Company’s compensation policies and practices.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board of Directors or with an individual Board member concerning Qualstar may do so by writing to the Board or to the particular Board member, and mailing the correspondence to:  Attention: Corporate Secretary, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.  The envelope should indicate that it contains a shareholder communication.

All correspondence received is opened and screened for security purposes and is then entered into a log for tracking purposes. Qualstar’s Corporate Secretary reviews such correspondence and provides the Board at each of its meetings with a summary of all such correspondence and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires their attention. The Corporate Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, controller and persons performing similar functions.  A copy of the Code of Business Conduct and Ethics is available in the investors section of Qualstar’s website at www.Qualstar.com, and a copy also may be obtained at no charge by written request to the attention of the Corporate Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Qualstar’s directors and executive officers, and persons who own more than ten percent of Qualstar’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Qualstar with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2013, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 2, 2014 for:

●	each person (or group of affiliated persons) who we know beneficially owns more than 5% of our common stock;

●	each of our directors and nominees for election to the Board;

●	each of the named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.  Except as indicated by footnote, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable.  The percentage of shares beneficially owned is based on 12,253,117 shares of common stock outstanding as of June 2, 2014.  Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 2, 2014, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.  The address for those individuals for which an address is not otherwise indicated is: c/o Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.

	Common	Options Exercisable Within	Beneficial Ownership
Name	Shares Owned	60 Days (1)	Number	Percent

Steven N. Bronson (2)	2,872,820	—	2,872,820	23.4%

Dimensional Fund Advisors LP (3) 6300 Bee Cave Road Austin, TX 78746	929,028	—	929,028	7.6%

William J. Gervais (4)	2,483,864	—	2,483,864	20.3%

Lloyd Miller, III (5) 222 Lakeview Avenue, Suite 160-365 West Palm Beach, FL 33401	1,587,534	—	1,587,534	13%

Alan B. Howe (6)	3,500	—	3,500	*

Sean M. Leder (7)	12,000	—	12,000	*

Randy D. Johnson	—	17,000	17,000	*

All directors and officers as a group (4 persons)	2,888,320	17,000	2,905,320	23.7%

______________________________

* Less than 1.0%

(1)	Represents shares that may be acquired upon exercise of stock options which are either currently vested or will vest within 60 days of June 2, 2014.

(2)

Based on information contained in a Form 4 filed with the Securities and Exchange Commission (SEC) on June 3, 2014, BKF Capital Group, Inc. beneficially owns 2,815,120 shares of Qualstar common stock. Steven N. Bronson, as the Chairman, President and controlling shareholder of BKF Capital Group, Inc., may be deemed to beneficially own the shares of Qualstar held by BKF Capital Group, Inc. Mr. Bronson, is the owner of an additional 57,700 shares of Qualstar. Steven N. Bronson was appointed Qualstar’s CEO and President on July 3, 2013.

(3)	Based on information contained in a Schedule 13G filed with the SEC, Dimensional Fund Advisors LP, an investment adviser, beneficially owns 929,028 shares as of December 31, 2013.

(4)	Based on information contained in a Form 4 filed with the SEC on February 19, 2014, William J. Gervais beneficially owns 2,483,864 shares.

(5)	Based on information contained in a Form 4 filed with the SEC on May 14, 2014, Lloyd Miller, III, an investment advisor, beneficially owns 1,587,534 shares.

(6)	Based on Information contained in a Form 4 filed with the SEC on March 17, 2014, Alan B. Howe beneficially owns 3,500 shares.

(7)	Based on information contained in a Form 4 filed with the SEC on May 19, 2014, Sean M. Leder beneficially owns 12,000 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers of Qualstar at June 30, 2013.  These individuals are identified in the Summary Compensation Table and other compensation tables that follow this section, and are referred to throughout this report as our “named executive officers.”

Our Board of Directors has a standing Compensation Committee, which is comprised solely of nonemployee directors who satisfy current NASDAQ standards with respect to independence.

During the fiscal year ended June 30, 2013, the members of the Compensation Committee were: Stanley W. Corker, Carl W. Gromada and Robert A. Meyer, with Mr. Corker serving as the Chairman. On February 11, 2013, Daniel C. Molhoek replaced Mr. Gromada on the Compensation Committee.

The Company held its Annual Meeting of Shareholders on June 28, 2013, the last business day of fiscal year 2013. At the Annual Meeting the shareholders of the Company elected a new Board of Directors that took office on the afternoon of June 28, 2013. At its initial meeting, the new Board of Directors appointed the current members of the Compensation Committee, which are David J. Wolenski and Sean M. Leder, with Mr. Wolenski serving as Chairman. Accordingly, the current Compensation Committee had no input or oversight of the Company’s compensation of executive officers during fiscal year 2013.

The Compensation Discussion and Analysis below is a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers of Qualstar at June 30, 2013, by the prior Compensation Committee and prior Board of Directors.

Executive Summary and Overview of Fiscal 2013 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to shareholders. To achieve these goals, it is critical that we are able to attract, motivate, and retain highly talented individuals at all levels of the organization that are committed to Qualstar’s values and objectives.

Qualstar strives to provide compensation that is (a) linked to shareholder value creation, (b) reflective of the overall performance of Qualstar and each individual executive, and (c) considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

Compensation Philosophy and Objectives

Qualstar’s executive compensation program is based on the same objectives that guide Qualstar in establishing all of its compensation programs:

●

Compensation fosters the long-term focus required for Qualstar’s success. In general, the compensation of Company executives includes longer-term incentives because they are in a greater position to influence longer-term results.

●

Compensation reflects the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and shareholder returns because those employees are more able to affect Qualstar’s results.

●

Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

●

While compensation programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of the compensation and benefit programs should be broadly similar and equitable across the organization.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to Qualstar’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that attract, retain and motivate high-caliber employees, foster teamwork, and maximize the long-term success of Qualstar by appropriately rewarding our employees for their achievements. The Compensation Committee evaluates risks and rewards associated with Qualstar’s overall compensation philosophy and structure.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with Qualstar’s Chief Executive Officer and other senior executives in order to obtain recommendations with respect to Qualstar’s compensation programs and practices for executives and other employees. Management discusses with the Compensation Committee the practices that have been put in place to identify and mitigate, as necessary, potential risks. The Chief Executive Officer annually reviews the performance of each executive officer, other than himself. The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee.

With support from market compensation data, performance reviews and other information, management makes recommendations to the Compensation Committee on the base salaries, bonus targets and equity compensation for the executive officers and other employees. The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation.

While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors. The Compensation Committee makes all compensation decisions in respect of the executive officers and approves recommendations regarding equity awards to all employees of the Company.

Executive Officer Compensation Elements

For fiscal year 2013, the principal components of compensation for named executive officers were: (1) Base Salary, (2) Performance-Based Incentive Compensation, (3) Long-Term Equity Incentive Compensation, (4) Personal Benefits, and (5) Other Compensation. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s experience level and historical performance, compensation paid by companies comparable in size to Qualstar, data obtained from management’s recruitment activities, historical rates of executive compensation, Company revenues and profitability, and alignment with the Company’s overall compensation philosophy.

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services while encouraging them to strive for performance-based and long-term incentives.

The table below shows the base salary established by the Compensation Committee for each of our named executive officers for fiscal years 2013 and 2014, and the percentage change compared to the prior fiscal year. Salary adjustments typically do not coincide with the beginning of the fiscal year, so the amounts shown below may differ from those shown in the Fiscal 2013 Summary Compensation Table.

Name and Principal Position	Fiscal 2013 Base Salary	Percent Change versus Fiscal 2012 Base Salary	Fiscal 2014 Base Salary	Percent Change versus Fiscal 2013 Base Salary

Steven N. Bronson Chief Executive Officer and President	─	─	$200,000(1)	─

Lawrence D. Firestone Former Chief Executive Officer and President	$300,000(2)	─	─	─

Philip G. Varley Former Chief Financial Officer	$185,000(3)	─	$185,000	─

Nidhi H. Andalon Former Chief Financial Officer and Vice President	$160,000(4)	6%	─	─

Randy D. Johnson Vice President and General Manager, N2Power	$200,000	─	$200,000	─

Robert K. Covey Former Vice President of Marketing	$170,600(5)	─	─	─

Louann Negrete Chief Financial Officer	─	─	$135,000(6)	─

Daniel Jan Executive Vice President	─	─	$200,000(7)	─

__________

(1)	Mr. Bronson was appointed our Chief Executive Officer and President on July 3, 2013.

(2)	Mr. Firestone’s employment was terminated July 9, 2013.

(3)	Mr. Varley resigned as Chief Financial Officer on December 3, 2013.

(4)	Ms. Andalon ended her employment as Chief Financial Officer and Vice President on March 15, 2013.

(5)	Mr. Covey ended his employment as Vice President of Marketing on August 16, 2013.

(6)	Ms. Negrete was appointed Chief Financial Officer on December 1, 2013. In addition to her base salary, Ms. Negrete is also entitled to a guaranteed bonus of $10,000.

(7)

Mr. Jan was appointed Executive Vice President on April 1, 2014. In addition to his base salary, Mr. Jan received a restricted stock grant of 100,000 restricted shares of the Company that vest as follows: 33,333 shares on April 1, 2017, 33,333 shares on April 1, 2018 and 33,334 shares on April 1, 2019. Mr. Jan is also eligible to receive a bonus of up to $60,000.

Performance-Based Incentive Compensation

In accordance with the terms of his employment agreement, Mr. Firestone was awarded a bonus of $154,500 for the fiscal year ended June 30, 2013. This was reduced by the amount of his previously paid bonus of $75,000, and his commuting expenses of $34,500.

Mr. Varley’s employment as Chief Financial Officer ended on December 3, 2013. He was eligible to earn a bonus of up to 25% of his base compensation at the discretion of the Board. For the fiscal year ended June 30, 2013. Mr. Varley earned a bonus of $10,000, equal to 5.4% of his base pay.

Mr. Johnson was paid a bonus of $10,000 for the fiscal year ended June 30, 2013.

Mr. Covey was paid a bonus of $10,000 for the fiscal year ended June 30, 2013.

The payment of the above performance-based incentive compensation was authorized by the prior Compensation Committee and the prior Board of Directors. The current Compensation Committee and the current Board of Directors did not authorize or approve the granting or payment of any of the above performance-based incentive compensation.

In connection with the appointment of Steven N. Bronson as our Chief Executive Officer and President on July 3, 2013, the current Compensation Committee determined that Mr. Bronson would be eligible for an incentive bonus during fiscal year 2014 based on the achievement of certain goals and objectives established by the Board of Directors. Goals and objectives initially established for Mr. Bronson relate to revitalization of the Company’s operations and achievement of financial performance targets, with a potential target incentive bonus of 50% of his base salary.

Long-Term Equity Incentive Compensation

Our 2008 Stock Incentive Plan authorizes the Company to grant stock options to purchase, in the aggregate, up to 500,000 shares of our common stock. This plan was adopted by our Board of Directors in November 2008 and approved by our shareholders in March 2009. Under the plan, the exercise price of stock options must be no less than the closing price of our common stock on the date of grant. It is our policy to grant stock options only at duly held meetings of our Board of Directors, with an exercise price equal to the closing price of our common stock on the date of the Board meeting.

Stock options are granted to executive officers as long-term incentives in order to align executives’ performance with the interests of the Company’s stockholders and also to encourage retention. In 2013, the Compensation Committee determined an equity incentive compensation target for each executive officer after consideration of individual performance and accomplishments, future Company performance, performance goals, and other elements of the executives’ compensation. Stock options awarded to executive officers during fiscal year 2013 are set forth in the table below entitled “Grants of Plan-Based Awards in Fiscal Year 2013.”

Personal Benefits

As employees, the executives were eligible to participate in health and welfare benefits, as offered to our general workforce, designed to attract and retain a skilled workforce in a competitive marketplace. These benefits help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total compensation package, but did not materially impact decisions regarding other elements of executive officer compensation.

Other Compensation

The Company was party to an employment agreement with Mr. Firestone that provided that Mr. Firestone would be employed by the Company for an initial term beginning on June 1, 2012 (the “Start Date”) through June 30, 2013, which term would be automatically renewed for one year unless the Company provided written notice of non-renewal by March 31, 2013. Mr. Firestone’s employment agreement specified his base salary at the rate of $300,000 per year during the initial term, which would be increased to $350,000 per year beginning July 1, 2013 unless the Company provided written notice of non-renewal of Mr. Firestone’s employment agreement by March 31, 2013, as well as a potential target incentive bonus of 100% of his base salary as described above under the caption entitled “Performance-Based Incentive Compensation.” In accordance with other terms of Mr. Firestone’s employment agreement, the Company paid to him during fiscal year 2013 a signing bonus of $75,000 and reimbursed $34,500 in commuting and temporary housing expenses.

Mr. Firestone’s employment agreement further provided that if he was terminated by the Company without cause or if he resigned for good reason, he would receive his accrued compensation and, subject to certain conditions, a lump sum payment of an amount equal to his then current base salary for 18 months. The employment agreement also provided that if Mr. Firestone was terminated by the Company without cause or if he resigned for good reason within 12 months of a change in control, he would receive his accrued compensation and severance benefits which include, subject to certain conditions, (1) a lump sum payment of an amount equal to his then current base salary for 18 months; (2) payment of COBRA premiums for 18 months; (3) a lump sum payment equal to 100% of his target incentive bonus for his then current term, prorated as of his termination date, plus an additional 12 months target incentive bonus; and (4) accelerated vesting of all his then unvested stock options. “Cause” includes, among other acts, any act of fraud, embezzlement or dishonesty which materially adversely affects the business of the Company or any successor entity, any unauthorized use or disclosure of confidential information or trade secrets of the Company, any material act or omission involving malfeasance or gross negligence in the performance of the executive’s duties and any material deviation from any of the Company’s or a successor entity’s policies. “Good reason” includes, among other acts, a demotion or material reduction in responsibility level, a decrease in level of his compensation by more than ten percent (10%), and a relocation of more than 30 miles from the executive’s current work place.

A “change of control” is defined in Mr. Firestone’s employment agreement as an acquisition by any person of beneficial ownership of 50% or more of the Company’s voting stock, certain mergers or other business combinations involving the Company, the sale of all or substantially all of the Company’s assets, the approval by the Company’s stockholders of a liquidation or dissolution of the Company, or if, during any period of 12 consecutive months, a majority of the Board of Directors is replaced by individuals who were not approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. A copy of the employment agreement with Mr. Firestone is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

On July 3, 2013, the Board of Directors authorized the termination of Mr. Firestone’s employment agreement for cause. On July 9, 2013, Mr. Firestone was informed that he was terminated for cause. On July 11, 2013, the Company filed a lawsuit in the Superior Court of the State of California, County of Los Angeles, and assigned case number BC514889, against Mr. Firestone alleging, among other things, that Mr. Firestone breached his duties owned to the Company. On September 18, 2013, Qualstar filed an amended complaint against former CEO Lawrence D. Firestone and others for breach of fiduciary duty, breach of duty of loyalty, breach of duty of care, and the commission of corporate waste that is currently pending in the Superior Court of the State of California, County of Los Angeles.  The lawsuit is entitled: Qualstar Corporation v. Lawrence D. Firestone, Stanley Corker, Carl W. Gromada, Robert A. Meyer, Robert Rich, Daniel Molhoek, Allen Alley, Gerald Laber, Steven Wagner and Does 1 through 10, inclusive, and assigned Case No. BC 514889. Qualstar is seeking to enjoin the payment of Lawrence D. Firestone’s severance package and the recovery of monetary damages to be proven at trial. On April 17, 2014, Defendant Lawrence D. Firestone filed a cross-complaint against Qualstar for wrongful termination of employment in breach of contract, employer’s breach of the implied covenant of good faith and fair dealing, breach of contract, and conversion. Also on April 17, 2014, Qualstar voluntarily withdrew its claims against Defendant Gerald Laber, without prejudice. On April 18, 2014, the Court denied motions filed by the remaining Defendants that had been seeking the dismissal of all causes of action against all Defendants.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only to the extent total compensation does not exceed $1.0 million during any fiscal year or if it is “performance-based” under Section 162(m). During fiscal year 2013, none of the executive officers of the Company had non-performance-based compensation in excess of $1,000,000.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and has discussed its contents with Qualstar’s management and the Board of Directors. Based on the review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Submitted by the members of the Compensation Committee

David J. Wolenski (Chairman)
Sean M. Leder

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

We believe that our compensation programs have been appropriately designed to attract and retain talent and properly incentivize our employees. To the extent our compensation programs provide for incentive-based compensation, these programs are designed to pay for performance and, thus, encourage only appropriate risk-taking. These programs are also subject to funding caps and oversight of the Compensation Committee and various functional departments of the Company to ensure that our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business. As a result, we believe that our compensation programs are not likely to create excessive risks that would have a materially adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Board of Directors has a standing Compensation Committee. During the fiscal year ended June 30, 2013, the members of the Compensation Committee were: Stanley W. Corker, Carl W. Gromada and Robert A. Meyer, with Mr. Corker serving as the Chairman. On February 11, 2013, Daniel C. Molhoek replaced Mr. Gromada on the Compensation Committee. The Company held its Annual Meeting of Shareholders on June 28, 2013, the last business day of fiscal year 2013. At the Annual Meeting the shareholders of the Company elected a new Board of Directors that took office on the afternoon of June 28, 2013. At its initial meeting the new Board of Directors appointed new members to the Compensation Committee. The current members of the Compensation Committee are David J. Wolenski and Sean M. Leder, with Mr. Wolenski serving as Chairman. Accordingly, the current Compensation Committee had no input or oversight of the Company’s compensation of executive officers during fiscal year 2013. No member of the Compensation Committee is, or was during fiscal year 2013, an employee or officer of Qualstar.

During the fiscal year ended June 30, 2013, none of our executive officers:

-

served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire the board of directors) of another entity, one of whose executive officers served as a member of our board of directors;

-	served as a director of another entity, one of whose executive officers served as a member of our board of directors; or

-

served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire the board of directors) of another entity, one of whose executive officers served as a member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables show information about the compensation earned by our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers at June 30, 2013. These officers are referred to in this report as the “named executive officers.”

Fiscal Year 2013 Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (1) ($)	Grant Date Fair Value of Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Lawrence D. Firestone (6)	2013	$300,019	$45,000	$42,000	$2,279	$389,298
Former Chief Executive Officer and President	2012	18,463	75,000	70,120	—	163,583

Philip G. Varley (5)	2013	37,712	10,000	10,884	405	59,001
Former Chief Financial
Officer

Nidhi H. Andalon (4)	2013	115,010	—	—	1,104	116,114
Former Vice President and Chief Financial Officer	2012	158,013	—	11,600	532	170,145
	2011	150,010	—	—	573	150,583

Randy Johnson	2013	210,428	10,000	—	1,705	222,133
Vice President and General Manager, N2Power	2012	179,450	10,800	11,600	2,286	204,136
	2011	186,788	14,400	—	2,129	203.317

Robert K. Covey (7) Former Vice President of Marketing	2013	179,480	10,000	—	1,535	191,015
	2012	01179,480	—	11,600	2,213	193,293
	2011	173,550	—	—	2,254	175,804

(1)	The amounts shown in these columns reflect salary and bonuses earned by the named executive officers for each of the fiscal years indicated.

(2)	The amounts shown in this column represent the fair value of stock options at the date of grant.

(3)	The amounts shown above under “All Other Compensation” represent premiums for disability and life insurance.

(4)	Ms. Andalon’s employment as Chief Financial Officer and Vice President terminated on March 15, 2013.

(5)

Mr. Varley was appointed our Chief Financial Officer on April 10, 2013, effective as of his commencement date of April 10, 2013, and was granted 20,000 stock options at an exercise price of $1.82 on April 26, 2013. Mr. Varley’s employment as Chief Financial Officer terminated on December 3, 2013.

(6)	Mr. Firestone’s employment was terminated July 9, 2013.

(7)	Mr. Covey’s employment as Vice President of Marketing terminated on August 16, 2013.

On July 3, 2013, the Board of Directors appointed Steven N. Bronson to serve as the Chief Executive Officer and President of Qualstar, with an annual salary of $200,000 per year. On March 6, 2014, Qualstar entered into an employment agreement with Mr. Bronson.

On December 1, 2013, the Board of Directors appointed Louann Negrete as the Chief Financial Officer of Qualstar, with an annual salary of $135,00 per year with a guaranteed bonus of $10,000.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to each named executive officer during the year ended June 30, 2013 under our equity incentive plan.

Grants of Plan-Based Awards in Fiscal Year 2013

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Option Awards (2) ($)

Lawrence D. Firestone (3)	1/2/2013	100,000	$1.44	$42,000
Philip G. Varley	4/26/2013	20,000	$1.82	$10,884

(1)

Stock options granted to the named executive officers vest over four years at the rate of 25% of the number of shares as of each anniversary of the date of grant, provided that the executive is still employed by Qualstar on the vesting date.

(2)

The amounts shown in this column represent the full grant date fair value of stock options granted, computed in accordance with FASB Accounting Standards Codification Topic 718, and does not necessarily correspond to the actual value that will be realized by the named executive officers.

(3)

Under the terms of the employment agreement dated May 8, 2012 between the Company and Mr. Firestone 100,000 of the stock options awarded to Mr. Firestone on January 2, 2013 vest at the rate of 25,000 per quarter beginning on March 31, 2013.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by each named executive officer as of June 30, 2013, including the number of unexercised vested and unvested stock options. The vesting schedule for each grant is shown following this table.

Outstanding Equity Awards at 2013 Fiscal Year End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Lawrence D. Firestone	6,000	18,000 (1)	$1.83	07/28/2021
Lawrence D. Firestone	75,000	25,000 (2)	$1.94	05/31/2022
Lawrence D. Firestone	50,000	50,000 (3)	$1.44	01/02/2023
Philip G. Varley	—	20,000 (1)	$1.82	04/25/2023
Randy Johnson	12,000	—	$3.10	03/25/2018
Randy Johnson	5,000	15,000 (1)	$1.89	06/18/2022
Robert K. Covey	5,000	15,000 (1)	$1.89	06/18/2022
William J. Lurie	5,000	15,000 (1)	$1.89	06/18/2022

______________

(1)

Stock options granted to the named executive officers vest over four years at the rate of 25% of the options as of each anniversary of the date of grant, provided that the executive is still employed by Qualstar on the vesting date. The amounts shown in this column represent the remaining unvested portion of each option grant.

(2)

Under the terms of the employment agreement dated May 8, 2012 between the Company and Mr. Firestone, 75,000 of the stock options awarded to Mr. Firestone on June 1, 2012 vest on June 30, 2013, 18,750 on September 30, 2013 and the remaining 6,250 on December 31, 2013.

(3)

Under the terms of the employment agreement dated May 8, 2013 between the Company and Mr. Firestone, 100,000 of the stock options awarded to Mr. Firestone on January 2, 2013 vest at the rate of 25,000 per quarter beginning on March 31, 2013.

Option Exercises

No executive officer exercised any stock options during the fiscal year ended June 30, 2013.

Director Compensation

Each of our non-employee directors receives cash fees and equity-based awards as compensation for their service on the Board of Directors and the committees of the Board on which they are a member. The table below sets forth cash compensation earned by each non-employee director, and the grant date fair value of share-based compensation granted to each non-employee director, during the fiscal year ended June 30, 2013.

Fiscal Year 2013 Director Compensation Table

Name	Fees Earned or Paid in Cash (2) ($)	Grant Date Fair Value of Option Awards (3)(4) ($)	Total ($)
Allen H. Alley(1)	$18,750	$12,000	$30,750
Stanley W. Corker(1)	30,500	—	30,500
Lawrence D. Firestone(1)(6)	—	—	—
Carl W. Gromada(1)	29,750	—	29,750
Gerald J. Laber(1)	5,750	13,889	19,649
Robert A. Meyer(1)	30,500	—	30,500
Daniel C. Molhoek(1)	20,000	12,000	32,000
Robert E. Rich (5)	3,500	—	3,500

(1)	Each of these Board members ceased to serve at the conclusion of the Annual Shareholders Meeting held on June 28, 2013.

(2)

The amounts shown in this column represent the amount of cash compensation earned in fiscal year 2013 for service on the Board of Directors and any committees of the Board, which the director was a member in fiscal 2013.

(3)	Stock options granted to our directors typically vest over four years at the rate of 25% of the shares as of each anniversary of the date of grant.

(4)	As of June 30, 2013, each of our non-employee directors named in the above table (except Mr. Lawrence D. Firestone) held unexercised stock options for 24,000 shares of our common stock.

(5)	Mr. Rich resigned from the Board effective September 24, 2012.

(6)	Mr. Firestone was CEO of the Company and consequently received no additional compensation for his services as a Board Member.

During the fiscal year ended on June 30, 2013, each of our non-employee directors received $1,000 for each Board meeting attended in person as compensation for his service on the Board, and is reimbursed for expenses incurred in connection with attendance at meetings of the Board and any committees on which he serves. Directors who serve on the Audit Committee of our Board receive an additional fee of $500 per meeting if the Audit Committee meeting is held in conjunction with a meeting of the full Board, and $1,000 per meeting if held on a day when the full Board does not meet. Directors who serve on the Compensation Committee of our Board receive an additional fee of $500 for attending meetings of that committee that are held on a day when the full Board does not meet. An attendance fee of $250 per meeting is paid for telephonic meetings of the full Board or of a committee on which a director is a member. No fees were paid for service on the Board to directors who are employees of Qualstar.

Directors are eligible to receive stock options under our 2008 Stock Incentive Plan. During the fiscal year ended June 30, 2013, Allen Alley, Daniel Molhoek and Gerald Laber were each granted options to purchase 24,000 shares of Qualstar common stock.

Potential Benefits Upon Termination or a Change in Control

Stock options granted under our 2008 Stock Incentive Plan and our 1998 Stock Incentive Plan provide that upon certain circumstances in the event of or following a change in control of Qualstar, the unvested portion of such stock options will accelerate and become immediately vested in full. In general, a change in control is deemed to occur if we were to sell substantially all of our assets or if Qualstar were to merge into, consolidate with or enter into reorganization with another entity in a transaction in which Qualstar is not the surviving corporation.

If a change in control occurs and the acquiring entity does not assume and continue the employee’s rights under the unvested stock options, then all unvested stock options will accelerate and vest in full upon the occurrence of the change in control. If the acquiring entity does assume the employee’s rights under the unvested stock options, but the employee’s employment subsequently is terminated without cause, or if the employee resigns for good reason after the change in control, then all unvested stock options held by the employee would accelerate and vest in full as of the date of termination.

The reasons for which an employee may voluntarily resign and trigger acceleration of vesting include a change in the employee’s position which materially reduces his or her duties and responsibilities or the level of management to which the employee reports, a reduction in the employee’s level of compensation and benefits by more than 15 percent, or a relocation of employee’s principal place of employment by more than 30 miles without his or her consent.

The following table sets forth information regarding the estimated amounts that each named executive officer would have realized in the event that a change in control of Qualstar had occurred, all unvested stock options had accelerated and become immediately vested in full and, in the case of Mr. Firestone, his employment was terminated without cause or he resigned for good reason, as of June 30, 2013:

Estimated Benefits at 2013 Fiscal Year End in the Event of a Change in Control (2)

Name	Option Awards (1)	Severance	Target Bonus	COBRA
Lawrence D. Firestone	0	$450,000	$600,000	$31,170

____________________

(1)

The amounts in this column represent the aggregate gain each named executive officer would have realized if all unvested stock options that were held by him or her on June 30, 2013 accelerated and became immediately vested in full on that date. The amount of gain was calculated based on the difference between the exercise price of each unvested option and the closing price of our common stock on that date, which was $1.40 per share.

(2)

In the case of Mr. Firestone, the amounts below reflect the benefits he would have been owed in the event that his employment was terminated without cause or he resigned for good reason, as of June 30, 2013. Under the terms of the employment agreement between the Company and Mr. Firestone, “cause” includes, among other acts, any act of fraud, embezzlement or dishonesty which materially adversely affects the business of the Company or any successor entity, any unauthorized use or disclosure of confidential information or trade secrets of the Company, any material act or omission involving malfeasance or gross negligence in the performance of the executive’s duties and any material deviation from any of the Company’s or a successor entity’s policies. “Good reason” includes, among other acts, a demotion or material reduction in responsibility level, a decrease in level of his compensation by more than ten percent (10%), and a relocation of more than 30 miles from the executive’s current work place.

Transactions with Related Persons

Mr. Robert E. Rich, who served as a member of our Board of Directors from January 2000 until September 24, 2012, is a shareholder in the law firm of Stradling Yocca Carlson & Rauth, which has provided legal services to Qualstar since 1984. During the fiscal year ended June 30, 2013 Qualstar paid $338,000 to this law firm for general business purposes and $316,000 for legal services provided in connection with the proxy contest related to the special meeting of shareholders held on June 27, 2012.

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing any proposed transaction with any related person which involves a potential conflict of interest or for which approval is required under applicable Securities and Exchange Commission and NASDAQ rules. Currently, this review and approval requirement applies to any transaction to which Qualstar will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).

In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review. Approval of a transaction with a related person requires the affirmative vote of a majority of the members of the Audit Committee or of a majority of the members of the full Board of Directors. If the related person transaction involves a member or members of the Board, approval requires a majority vote of the directors who do not have a financial interest in the transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report is submitted by the Audit Committee members who served on the committee during the fiscal year ended June 30, 2013.

The Audit Committee of the Board of Directors is composed solely of non-employee directors who satisfy the current NASDAQ requirements with respect to independence, financial expertise and experience.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available in the investors section of Qualstar’s website at  www.Qualstar.com .

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Qualstar.  The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Qualstar, the audit of Qualstar’s consolidated financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Qualstar’s independent auditor, and Qualstar’s internal control over financial reporting.

The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.  Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control.  Qualstar’s independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee fulfilled its duties and responsibilities during fiscal 2013 and with respect to the financial statements for the fiscal year ended June 30, 2013, as outlined in the Committee’s charter.  Among other actions, the Committee:

•	reviewed and discussed our quarterly consolidated financial statements and related periodic reports filed with the SEC, with management and the independent auditor,

•	reviewed with management and the independent auditor the audit scope and plans,

•	inquired about the adequacy of Qualstar’s internal controls,

•	inquired about significant risks, reviewed our policies for risk assessment and risk management and assessed the steps management is taking to control these risks, and

•	met in periodic executive sessions with the independent auditor.

The Audit Committee has reviewed and discussed with management and SingerLewak LLP, Qualstar’s independent auditor for fiscal 2013, the audited financial statements and related footnotes and independent auditor’s report on those financial statements for the fiscal year ended June 30, 2013.  Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with management and the independent auditor the quality of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Qualstar’s independent auditor, both in fact and appearance.  Consistent with its charter, the Audit Committee has evaluated SingerLewak LLP’s qualifications, performance and independence.  The Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications concerning independence, and has discussed with them their independence from Qualstar and its management and has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Qualstar’s Annual Report on SEC Form 10-K for the fiscal year ended June 30, 2013, for filing with the Securities and Exchange Commission.

Current Members of the Audit Committee since July 3, 2013

Dale E. Wallis, David J. Wolenski and Alan B. Howe, with Mr. Wallis serving as Chairman.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Audit Committee of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2014.  We have engaged SingerLewak LLP in this capacity each year commencing with fiscal year 2009.  If the shareholders do not approve this appointment, the Audit Committee will consider other independent registered public accounting firms.

Representatives of SingerLewak LLP will be present at the 2014 Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Fees Paid to Independent Registered Public Accounting Firm.  The aggregate fees billed by SingerLewak LLP, our independent registered public accounting firm for fiscal years 2013 and 2012 for professional services rendered to Qualstar during the fiscal years ended June 30, 2013 and June 30, 2012, respectively, were comprised of the following:

	Fiscal 2013	Fiscal 2012
Audit Fees	$149,000	$115,500
Audit-related fees	—	—
Tax fees	15,000	5,000
All other fees	—	—
Total fees	$164,000	$120,500

Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.

SingerLewak, LLP was our principal accountant for tax compliance, tax advice and tax planning during fiscal years 2013 and 2012.  Tax fees related primarily to tax compliance review and advisory services.

Audit Committee Pre-Approval Policies and Procedures.  Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent accountants in accordance with applicable Securities and Exchange Commission rules. The Audit Committee adopted a written pre-approval policy on June 25, 2003, and all services performed by SingerLewak LLP have been pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accountants and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with these pre-approvals, and the fees for the services performed to date.

PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2015 ANNUAL MEETING

Proposals to be Included in Our Proxy Statement

A shareholder who wishes to have a proposal considered for inclusion in our proxy statement for action at the 2015 Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  The proposal must be in writing and be received by the Corporate Secretary of Qualstar at our principal place of business no later than February 3, 2015.

Advance Notice Procedures

If a shareholder desires to have a proposal acted upon at the 2015 Annual Meeting of Shareholders that is not to be included in our proxy statement in accordance with SEC Rule 14a-8, or if a shareholder desires to nominate someone for election to our Board of Directors, the shareholder must follow the procedures outlined in our amended and restated bylaws. Our bylaws provide that in order for a shareholder proposal to be considered at an annual meeting of shareholders, written notice of the proposal must be received by the Corporate Secretary of Qualstar at the principal executive offices of Qualstar not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders. The notice must contain information required by our bylaws, including, but not limited to, a description of the proposal and any material interest of the shareholder relating to such proposal.

In order to nominate someone for election to our Board of Directors at an annual meeting of shareholders, written notice of the proposed nomination must be received by the Corporate Secretary of Qualstar not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders. The notice must contain information required by our bylaws regarding the shareholder and the nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Shareholders are also advised to review Qualstar’s amended and restated bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations, including the information that must accompany any such shareholder notice.

Accordingly, in order for a shareholder proposal (other than a proposal made pursuant to SEC Rule 14a-8) or nomination to be considered at the 2015 Annual Meeting of Shareholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Corporate Secretary of Qualstar at the principal executive offices of Qualstar between March 22, 2015 and April 21, 2015.

A copy of the full text of the bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Corporate Secretary of Qualstar at our principal place of business.

IMPORTANT

Your vote at this year’s 2014 Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

Only your latest dated, signed proxy card will be counted.  Any proxy may be revoked at any time prior to its exercise at the 2014 Annual Meeting as described in this Proxy Statement.

Appendix I

INFORMATION CONCERNING PERSONS WHO ARE PARTICIPANTS IN

QUALSTAR’S SOLICITATION OF PROXIES FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Unless otherwise noted, capitalized terms used but not defined in this Appendix I shall have the meanings ascribed to them in the Proxy Statement to which this Appendix I is attached. Under applicable SEC rules and regulations, members of our Board of Directors, our Board’s director nominees, and executive officers of Qualstar are deemed to be “participants” with respect to Qualstar’s solicitation of proxies from shareholders in connection with the 2014 Annual Meeting of Shareholders.

Directors and Nominees

The following table sets forth the names and business addresses of our current directors and director nominees who are all deemed to be “participants” in our solicitation under applicable SEC rules and regulations. The principal occupation or employment of each director or nominee who may be deemed to be a participant is set forth in the section of the Proxy Statement entitled “Proposal No. 1: Election of Directors.”

Name	Business Address

Steven N. Bronson	Qualstar Corporation 3990-B Heritage Oak Court Simi Valley, California 93063

David J. Wolenski	Qualstar Corporation 3990-B Heritage Oak Court Simi Valley, California 93063

Sean M. Leder	Qualstar Corporation 3990-B Heritage Oak Court Simi Valley, California 93063

Dale E. Wallis	Qualstar Corporation 3990-B Heritage Oak Court Simi Valley, California 93063

Alan Howe	Qualstar Corporation 3990-B Heritage Oak Court Simi Valley, California 93063

Nick Yarymovych	Qualstar Corporation 3990-B Heritage Oak Court Simi Valley, California 93063

Officers and Employees

The following table sets forth the names of our executive officers (other than Mr. Bronson who is listed above) who are deemed to be “participants” in our solicitation under applicable SEC rules and regulations. The principal occupation of each person listed below refers to such person’s position with Qualstar, and the business address of Qualstar is 3990-B Heritage Oak Court, Simi Valley, California 93063.

Name	Principal Occupation
Louann Negrete Randy D. Johnson	Chief Financial Officer Vice President and General Manager of N2Power division
Daniel Jan	Executive Vice President

Information Regarding Ownership of Qualstar’s Securities by Participants

Except as described in this Appendix I or otherwise in this Proxy Statement, none of the persons listed above in “Directors and Nominees” and “Officers and Employees” owns any debt or equity security issued by Qualstar of record that he or she does not also own beneficially. The number of shares of Qualstar’s common stock beneficially owned by certain of the persons listed above in “Directors and Nominees” and “Officers and Employees,” as of June 2, 2014, is set forth in the section of the Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Information Regarding Transactions Involving Qualstar’s Securities by Participants

The following table reflects all transactions within the last two fiscal years.

Name	Date	Transaction Description	Number of Shares Acquired (Disposed)

Steven N. Bronson(1)	May 21, 2012	Purchase of Shares	2,297,119
Steven N. Bronson(2)	November 21, 2013	Purchase of Shares	13,551
Steven N. Bronson(2)	November 22, 2013	Purchase of Shares	60,320
Steven N. Bronson(2)	November 25, 2013	Purchase of Shares	3,200
Steven N. Bronson(2)	November 26, 2013	Purchase of Shares	10,059
Steven N. Bronson(2)	November 27, 2013	Purchase of Shares	44,874
Steven N. Bronson(2)	December 2, 2013	Purchase of Shares	10,400
Steven N. Bronson(2)	December 4, 2013	Purchase of Shares	24,226
Steven N. Bronson(2)	December 9, 2013	Purchase of Shares	4,600
Steven N. Bronson(2)	December 10, 2013	Purchase of Shares	126
Steven N. Bronson(2)	December 13, 2013	Purchase of Shares	300
Steven N. Bronson(2)	December 16, 2013	Purchase of Shares	11,000
Steven N. Bronson(2)	December 17, 2013	Purchase of Shares	7,440
Steven N. Bronson(2)	December 18, 2013	Purchase of Shares	38,092
Steven N. Bronson(2)	December 19, 2013	Purchase of Shares	4,936
Steven N. Bronson(2)	December 20, 2013	Purchase of Shares	16,554
Steven N. Bronson(2)	December 23, 2013	Purchase of Shares	11,711
Steven N. Bronson(2)	December 24, 2013	Purchase of Shares	8,092
Steven N. Bronson(2)	December 26, 2013	Purchase of Shares	150
Steven N. Bronson(2)	December 27, 2013	Purchase of Shares	10,000
Steven N. Bronson(2)	December 31, 2013	Purchase of Shares	75,698
Steven N. Bronson(2)	January 3, 2014	Purchase of Shares	5,100
Steven N. Bronson(2)	January 6, 2014	Purchase of Shares	20,000
Steven N. Bronson(2)	January 7, 2014	Purchase of Shares	17,030
Steven N. Bronson(2)	January 8, 2014	Purchase of Shares	100
Steven N. Bronson(2)	February 21, 2014	Purchase of Shares	171,742
Steven N. Bronson(2)	February 25, 2014	Purchase of Shares	2,700
Steven N. Bronson(2)	May 30, 2014	Purchase of Shares	3,700

David J. Wolenski	None	None	N/A

Sean M. Leder	May 16, 2014	Purchase of shares	2,500
	May 19, 2014	Purchase of shares	9,500

Dale E. Wallis	None	None	N/A

Alan Howe	March 14, 2014	Purchase of Shares	3,500

Louann Negrete		None	N/A
Randy D. Johnson		Grant of options to purchase 17,000 shares	N/A

Daniel Jan		None	N/A

(1)     These shares of Qualstar were beneficially owned by Mr. Bronson as of May 21, 2012. BKF Capital Group, Inc. (BKF Capital) is the owner of 2,815,120 shares. Steven N. Bronson, as the Chairman, CEO and majority shareholder of BKF Capital, may be deemed to be the beneficial owner of the shares of Qualstar held by BKF Capital. Mr. Bronson individually owns 57,700 shares of Qualstar that were acquired prior to May 21, 2012.

(2)      These shares of Qualstar were purchased by BKF Capital in open market transactions.

Miscellaneous Information Regarding Participants

Except as described in this Appendix I or this Proxy Statement, neither any participant nor any of their respective associates or immediate family members was a party to any transaction or series of transactions since July 1, 2010, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) Qualstar was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant, associate or immediate family member had or will have a direct or indirect material interest. Furthermore, except as described in this Appendix I or elsewhere in this Proxy Statement, (a) no participant or any of their respective associates directly or indirectly beneficially owns any securities of Qualstar or any securities of any parent or subsidiary of Qualstar and (b) no participant owns any securities of Qualstar of record that such participant does not own beneficially.

Except as described in this Appendix I or this Proxy Statement:

●

No participant or any of their respective associates has any arrangements or understandings with any person with respect to any future employment by Qualstar or any of its affiliates or any future transaction to which Qualstar or any of its affiliates will or may be a party;

●

No participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Qualstar, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

●

No participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2013 Annual Meeting other than, with respect to each of the Board’s nominees, such nominee’s interest in election to the Board of Directors; and

●

There are no material proceedings in which any director or executive officer of Qualstar is a party adverse to Qualstar or any of its subsidiaries, or has a material interest adverse to Qualstar or any of its subsidiaries.

Except as described in this Appendix I or this Proxy Statement, and excluding any director or executive officer of Qualstar acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2014 Annual Meeting.

PROXY

QUALSTAR CORPORATION

3990-B Heritage Oak Court

Simi Valley, California 93063

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALSTAR CORPORATION.

The undersigned hereby appoints Steven N. Bronson and James A. Prestiano, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution in each of them, to represent and vote all the shares of Qualstar Corporation which the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders to be held at Qualstar’s corporate headquarters, located at 3990-B Heritage Oak Court, Simi Valley, California 93063, on Friday, June 27, 2014 at 10:00 a.m., Pacific Time, and at any and all adjournments or postponements thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE 2014 ANNUAL MEETING.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01-Steven N. Bronson	☐	☐	02-David J. Wolenski	☐	☐	03- Sean M. Leder	☐	☐

04- Dale E. Wallis	☐	☐	05-Nick Yarymovych	☐	☐

	For	Against	Abstain
2. To approve the appointment of SingerLewak LLP as Qualstar’s independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	☐	☐

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.   The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of the Notice of 2014 Annual Meeting of Shareholders and Proxy Statement, dated June 3, 2014 .

Dated:

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by more than one person, all should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.  If your address is incorrectly shown, please print changes.